UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2020 (the “Effective Date”), Cohen & Company Inc., a Maryland corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Byline Bank, as lender (the “Lender”), by and among the Lender, the Company, as a guarantor, and the Company’s subsidiaries, Cohen & Company, LLC (the “Operating LLC”) and J.V.B. Financial Group Holdings, LP (“Holdings LP”), as guarantors, and J.V.B. Financial Group, LLC, as borrower (the “Borrower”), and C&Co PrinceRidge Holdings, LP (“C&Co.”), pursuant to which the Lender agreed to make loans at the Borrower’s request from time to time in the aggregate amount of up to $7.5 million.

In addition, on the Effective Date, the Borrower and the Lender entered into a Revolving Note and Cash Subordination Agreement (the “Revolving Note and Cash Subordination Agreement,” and, together with the Loan Agreement, the “Credit Facility”), pursuant to which, among other things, the Lender agreed to make loans at the Borrower’s request from time to time in the aggregate amount of up to $17.5 million.

Loans (both principal and interest) made by the Lender to the Borrower under the Loan Agreement and Revolving Note and Cash Subordination Agreement are scheduled to mature and become immediately due and payable in full on October 28, 2022. In addition, loans may be made under the Loan Agreement and the Revolving Note and Cash Subordination Agreement until October 28, 2022 and October 28, 2021, respectively.

Loans under the Credit Facility will bear interest at a per annum rate equal to LIBOR plus 6.0%, provided that in no event can the interest rate be less than 7.0%. The Borrower is required to pay on a quarterly basis an undrawn commitment fee at a per annum rate equal to 0.50% of the undrawn portion of the Lender’s $25 million commitment under the Credit Facility. The Borrower is also required to pay on each anniversary of the Effective Date a commitment fee at a per annum rate equal to 0.50% of the Lender’s $25 million commitment under the Credit Facility. Pursuant to the terms of the Credit Facility, the Borrower paid to the Lender a commitment fee of $250,000 on the Effective Date.

Loans under the Credit Facility must be used by the Borrower for working capital purposes and general liquidity of the Borrower. The Borrower may request a reduction in the Lender’s $25 million commitment in a minimum amount of $1 million and multiples of $500,000 thereafter upon not less than five days’ prior notice to the Lender.

The obligations of the Borrower under the Credit Facility are guaranteed by the Company, the Operating LLC and Holdings LP (collectively, the “Guarantors”), and are secured by a lien on all of Holdings LP’s property, including its 100% ownership interest in all of the outstanding membership interests of the Borrower.

Pursuant to the Credit Facility, the Borrower and the Guarantors provide customary representations and warranties for a transaction of this type.

The Credit Facility also includes customary covenants for a transaction of this type, including covenants limiting the indebtedness that can be incurred by the Borrower and Holdings LP and restricting the Borrower’s ability to make certain loans and investments. Additionally, the Borrower may not permit (i) the Borrower’s tangible net worth to be less than $80 million at any time from October 29, 2020 through December 31, 2021, and $85 million at any time thereafter; and (ii) the Borrower’s excess net capital to be less than $40 million at any time. The Borrower and each Guarantor are also limited in their ability to repay certain of their existing outstanding indebtedness.

The Credit Facility contains customary events of default for a transaction of this type. If an event of default under the Credit Facility occurs and is continuing, then the Lender may declare and cause all or any part of the Loans and all other liabilities outstanding under the Credit Facility to become immediately due and payable.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Revolving Note and Cash Subordination Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated by reference herein.

The Credit Facility described in item 1.01 above was entered into to replace (i) the Loan Agreement, by and among the Company, the Operating LLC and Holdings LP, as guarantors, and the Borrower, as borrower, C&Co, and Fifth Third Financial Bank, N.A. (as successor to MB Financial Bank, N.A.), as lender, dated April 25, 2018, as amended (the “Original Loan Agreement”), and (ii) the Revolving Note and Cash Subordination Agreement, by and between the Borrower and Fifth Third Financial Bank, N.A. (as successor to MB Financial Bank, N.A.), dated January 29, 2019 (the “Original Revolving Note and Cash Subordination Agreement,” and, together with the Original Loan Agreement, the “Original Credit Facility”). Pursuant to the Original Credit Facility, Fifth Third Financial Bank had agreed to make loans at the Borrower’s request from time to time in the aggregate amount of up to $25 million.

In connection with the execution of the Credit Facility, on October 27, 2020, the Original Loan Agreement and the Original Revolving Note and Cash Subordination Agreement were both terminated and the Borrower paid to Fifth Third Financial Bank, N.A. all amounts outstanding under the Original Credit Facility as of the such date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Loan Agreement, dated October 28, 2020, by and among Cohen & Company Inc., Cohen & Company, LLC, J.V.B. Financial Group Holdings, LP, J.V.B. Financial Group, LLC, C&Co PrinceRidge Holdings, LP and Byline Bank, Inc.

10.2*	Revolving Note and Cash Subordination Agreement, dated October 28, 2020, by and between J.V.B. Financial Group, LLC and Byline Bank, Inc.

*   Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: October 30, 2020	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer